BRF DAY 2015

brf

OPENING

brf


OUR
AMBITION
brf

THE MOST INSPIRING AND RELEVANT GLOBAL FOOD COMPANY

brf

OUR VISION

- A global, brand-focused consumer-oriented food company
- Leadership position in our relevant playing fields
- Market-driven, global and agile supply footprint

MARKET STRATEGY

Build **1** truly global brand...

Sadia

...focusing on **4** key global categories...



VALUE ADDED POULTRY & PORK CUTS
COLD CUTS
BREADED
READY TO EAT MEALS

...capturing global opportunities.

- **Strong Leadership in Brazil, ME and LatAm**
- **Consumerize Asia**
- **Enter B2C Africa Markets**

KEY CAPABILITIES

SUSTAINABLE CHAIN | INNOVATION | PEOPLE | QUALITY | BRAND | SALES & LOGISTICS

KEY CAPABILITIES


VIVA BRF
SOUL
SUSTAINABLE CHAIN
INNOVATION
PEOPLE
QUALITY
BRAND
SALES & LOGISTICS
RESULTS

Significant supply capacity outside Brazil

Benchmark in sustainability

Double innovation revenues

Speed up time to market

Viva BRF with 80% of engagement worldwide

Global Talent Engine

Lead high quality standards worldwide

Sadia recognized as leading brand in the food market transformation

Regional brands as local leaders

Excellence in standards for logistics and GTM

The best last mile service in all branded markets

What's your dream?
BRF emerging culture


SIMPLICIDADE
SATISFAÇÃO
LEADERSHIP
CONFIANÇA
AGILIDADE
LIDERANÇA
SUSTENTABILIDADADE
ACCOUNTABILITY
QUALIDADE
BENCHMARK
COMPETITIVIDADE
COMPROMETIMENTO
PROSPERIDADE
SUPERAÇÃO
HUMILDADE
ATITUDE
MOTIVAÇÃO
INTEGRIDADE
UNIÃO
UPGRADE
CRIATIVIDADE
GROWTH
ORGANIZAÇÃO
FELICIDADE


vivaBRF
engaging values
healthy LIFE
inspired BY THE CONSUMER
NEVER SETTLE for less
EAGER FOR performance
owner's PASSION
RIGHT AWAY
BUILDING together


VIVA BRF
#capinzal
Unidade Capinzal


#wearebrf
Viva BRF
Grupo fechado
Discussão
Membros
Eventos
Fotos
Arquivos


VIVA BRF
VIVA LEADERSHIP
brf

vivaBRF
connects people
in every dimension,
anywhere.


Unidade Francisco Beltrão


Silvia Mattos ▸ Viva BRF
Oi pessoal! O Pedro mandou um recado para o time BRF sobre o Dia do Reconhecimento! Dá uma olhada! #nosconseguimos #vivabrf #5bi
Lorena Seron ▸ Viva BRF
GRACIAS POR BRINDARNOS UN FUTURO!! PLANTA SAN JORGE
brf
Vera Thielke
E a galera de Toledo dançou Zumba #vidasaudavel

7000+ answer the survey › **every QTR** › **GOAL 80%**


BRF | Num. of Respond.
Promoters
Passives
Lukewarm
Detractors
BRF | 5726: 79% 8% 10% 2%
Quality and Management VP | 570: 84% 8% 7% 1
Legal and Corporate Relations VP | 51: 83% 7% 7% 2%
Supply VP | 2022: 79% 9% 10% 2%
GM MEA | 382: 81% 6% 12% 1
Finance VP | 99: 83% 6% 7% 3%
GM Brazil | 2007: 82% 7% 9% 2%
People VP | 88: 80% 9% 8% 3%
GM Europa & Eurasia | 253: 63% 17% 17% 3%
GM LATAM | 215: 62% 11% 21% 7%
GM Asia | 39: 67% 10% 22% 2%
0%
25%
50%
75%
100%

TURNOVER & HSE

TURNOVER



Real
Meta
2.42
2.3
2.58
2.44
2.25
2.27
2.24
2.14
2.28
2.17
2.13
1.99
2.34
2.26
2.17
2.06
1.96
1.9
2.19
2.04
2.24
2.22
2.13
2.28
1.83
1.98
1.51
1.99
1.21
1.85
0.92
2.04
1.02
Mar/14
Apr/14
May/14
Jun/14
Jul/14
Aug/14
Sep/14
Oct/14
Nov/14
Dec/14
Jan/15
Feb/15
Mar/15
Apr/15
May/15
Jun/15
Jul/15
Aug/15
Sep/15
VIVA BRF Launch Event
VIVA LEADERSHIP
VIVA BRF Week

ACCIDENTS WITH LEAVE BRF

Unit: Frequence Rate of accidents with leave - Source: SAP



SSMA
8.96
8.61
7.05
5.01
3.06
1.97
1.73
1.69
1.64
2007
2008
2009
2010
2011
2012
2013
2014
Ac. 2015

HIGHLIGHTS

Abu Dhabi: Zero accidents in since inception

Brasil: 6 plants with zero accidents in 2015

Argentina: 40% reduction in the accident index

Global Talent Engine


FAST TRACK
SUMMER MBA
GLOBAL TRAINEE
+ 3.000 Leaders
JAN|SET 2015
Meritocracy
+400 Promotions
Talent Acquisition
+200 New Hires
PAB - SUPERV
IMPACT
YOUTH

Driving human development in BRF's the network, producing food which is good for you and does good is our

SUSTAINABILITY LEGACY.

Eco-efficiency

IN 2014...

96%

of direct energy consumed by BRF comes from renewable sources.

5%

Reduction in energy consumption.

20%

of water reuse.

Animal Welfare

Partnership with the NGO World Animal Protection (WAP) **TO PROVIDE IMPROVEMENTS IN PROCESSES AND PROCEDURES IN FARM ANIMAL WELFARE.**

Suppliers

17,000

suppliers in 2014 evaluated in Supply Chain Monitoring Program, considering human rights, social impact, environmental and labor practices.

Human Development

88,000

beneficiaries in the community development programs in 2014, through the BRF Institute.

FOOTPRINT DEVELOPMENT



LUCAS DO RIO VERDE – MT | **START-UP: 3Q16**

Increase the production capacity by 62%
Reaching 420k chickens slaughteredper day

RIO DE JANEIRO – RJ | **START-UP: 3Q16**

New state of the art factory of processed food

TOLEDO – PR | **START-UP: 4Q16**

Increase the pork production by 18%
Reaching 7,5k hogs slaughtered per day

Increase the chicken production by 9%
Reaching 315k chickens slaughtered per day

BARADERO (AR) | **WORK IN PROGRESS**

Investment in the Start-up of a new cold cuts line, reducing idle capacity

RIO CUARTO (AR) | **START-UP: 3Q16**

Increase the chicken production by 100%
Shift to higher value add products and export markets

RESULTS
3Q15

brf

RESULTS 3Q15

NOR (R$ MILLIONS)



14.4%
7,238
8,281
3Q14
3Q15
10.9%
20,960
23,242
9M14
9M15

GROSS PROFIT



21.3%
2,145
2,601
3Q14
3Q15
25.2%
5,822
7,290
9M14
9M15

SG&A



23.3%
1,120
1,381
3Q14
3Q15
14.9%
3,344
3,841
9M14
9M15

EBITDA (R$ MILLIONS)



1,130
1,762
951
1,380
1,522
15.6%
21.9%
13.5%
17.4%
18.4%
3Q14
4Q14
1Q15
2Q15
3Q15*

*Considering R$ 213 million in the 3Q15 EBITDA, referring to the operational gain on sales from the dairy division.

RESULTS 3Q15

FINANCIAL CYCLE



61.3
56.
58.4
57.4
56.2
49.5
41.8
36.4
41.1
36.9
32.6
34.4
38.8
15.3%
14.5%
14.8%
14.6%
14.0%
13.0%
11.0%
9.8%
10.8%
10.1%
8.8%
9.5%
10.8%
3T12
4T12
1T13
2T13
3T13
4T13
1T14
2T14
3T14
4T14*
1T15*
2T15*
3T15*
% 3 Accounts / NOR
Financial Cycle

SIMPLIFIED CASH FLOW[1] (LTM)



-394
115
101
688
1,150
1,531
2,595
3,184
3,125
4,148
4,096
3,776
3,782
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14*
1Q15*
2Q15*
3Q15*

*(FCF = EBITDA – Variation in the Financial Cycle – CAPEX)

EVOLUTION OF THE NET DEBT/EBITDA (R$ MILLIONS)



5.394
5.032
6.230
5.951
6.949
1.40
1.04
1.26
1.12
1.24
3Q14
4Q14*
1Q15*
2Q15*
3Q15**
Net Debt
Net Debt/ EBITDA

DEBT PROFILE



BRL
26%
USD
74%



Short Term
20%
Long Term
80%

* For calculation of the multiple, we consider only the result of the ongoing operations (without Dairy); other quarters consider discontinued ongoing operations.
**Considering there to be R$ 213 million in the 3Q15 EBITDA, referring to the operational gain on sales from the dairy division.

ROIC : SIGNIFICANTLY IMPROVED RETURNS


7.2%
7.9%
9.1%
11.7%
12.3%
13.3%
13.9%
ROIC LTM
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15

BRAZIL



RESULTS 3Q15

BRAZIL

VOLUME WITHOUT OTHER SALES AND BEEF



121
0.7%
122
412
3.0%
425
358
13.6%
377
1,182
5.8%
1,251
3Q14
3Q15
9M14
9M15
Processed
In Natura

PRICE WITHOUT OTHER SALES AND BEEF R$



5.94
1.9%
6.05
6.73
4.7%
7.04
5.90
0.4%
5.88
6.80
4.7%
7.12
3Q14
3Q15
9M14
9M15
Processed
In Natura

NOR (R$ MILLIONS)



3.8%
5.9%
3,802
3,946
11,043
11,694
3Q14
3Q15
9M14
9M15

EBIT (R$ MILLIONS)



44.9%
22.9%
410
10.8%
226
5.7%
1,194
10.8%
921
7.9%
3Q14
3Q15
9M14
9M15

THE RETURN OF PERDIGÃO

STRONG RESULTS IN VOLUMES AND # OF BUYERS

VOLUMES QoQ


+11,8%
+11,3%
Ham
Smoked Sausage
2Q15
3Q15

OF CUSTOMERS - HAM


53.0
28.1
43.6
40.3
Jan-Jun
Jul-Sep
SADIA
PERDIGÃO

Perdigão moves approx. 70% of Sadia's base

OF CUSTOMERS – SMOKED SAUSAGE


93.4
43.8
78.4
75.0
Jan-Jun
Jul-Sep
SADIA
PERDIGÃO

Perdigão moves approx. 58% of Sadia's base



VIVA BRF IN BRAZIL

brf

1. Change in Sales Team structure –> from channels to regions
2. Rationalization of SKUs –> (from 700 to 350)
3. Improvement in sales team productivity

Basic Execution



12%
9%
12%
26%
33%
41%
66%
63%
60%
Feb
Mar
Apr
May
Jun
Jul
Ago
Sep
Oct

Visit Adherence



30%
35%
45%
50%
58%
76%
72%
80%
80%
Feb
Mar
Apr
May
Jun
Jul
Ago
Sep
Oct

Strike Rate



27%
30%
31%
34%
35%
38%
40%
47%
55%
Feb
Mar
Apr
May
Jun
Jul
Ago
Sep
Oct



PRESUNTARIA

3 LOVE BRANDS

	Sadia	FOOD PEER 1	PERDIGÃO	FOOD PEER 2
Preference	34	32	10	4
Top3 Preference	67	60	32	30
Consideration	93	89	84	83
Brand Awareness	98	96	96	94

	Qualy	FOOD PEER 3	FOOD PEER 4
Preference	4	3	3
Top3 Preference	25	13	11
Consideration	78	74	59
Brand Awareness	93	95	85

Source: IPSOS / Quantitative Research / 3,975 interviews / Brazil



3 LOVE BRANDS

brf

PORTOLIO ROLE

Sadia

CONVENIENCE & HEALTH

To be THE Food Love Brand of Brazil: the absolute leader & most innovative food brand

CARE & VALUE FOR MONEY

Mainstream 2nd brand. The brand that grants access to quality food and democratizes innovations

Qualy

EXPAND PORTFOLIO

Be the leader brand in Margarine and stretch beyond it.

COMMUNICATION



- New brand experience: exalts taste / quality of food and empowers consumers
- New touch points: internet and social media



- Most popular Brazilian celebrity (99% of awareness)
- Highest audience auditorium TV Show host in Brasil (15m viewers every Sunday)


PROMOÇÃO Qualy
Qual a medida do seu Sonho?

- Huge promotion, with promotional package at all POS
- Sponsors of the 2 main culinary programs at broadcast TV

LATAM



RESULTS 3Q15

LATAM

VOLUME WITHOUT OTHER SALES



6.8%
23.6%
32
31
26
32
119
89
70
89
3Q14
3Q15
9M14
9M15
Processed
In Natura

AVERAGE PRICE R$ WITHOUT OTHER SALES



57.8%
47.0%
5.93
9.45
5.93
8.72
3Q14
3Q15
9M14
9M15

NOR (R$ MILLIONS)



46.1%
12.2%
387
565
1,262
1,416
3Q14
3Q15
9M14
9M15

EBIT (R$ MILLIONS)



197.2%
4.5%
14
3.6%
41
7.2%
42
3.1%
43
3.3%
2Q15
3Q15
9M14
9M15



CONSOLIDATING BRANDED POSITION IN ARGENTINA

PATY STRENGTHENING LEADERSHIP

Market Share Gains



+5p.p
51.1
55.9
2014YTD
2015YTD

STRENGTHENING MARKET POSITION THROUGH M&A

vienissima!

Delícia

GOOD MARK

Manty

MEA



RESULTS 3Q15 | MEA

VOLUME



6.4%
4.1%
293
274
833
798
3Q14
3Q15
9M14
9M15

AVERAGE PRICE R$



34.8%
29.1%
5.09
6.86
4.98
6.43
3Q14
3Q15
9M14
9M15

NOR (R$ MILLIONS)



26.2%
23.7%
1,491
1,882
4,149
5,133
3Q14
3Q15
9M14
9M15

EBIT (R$ MILLIONS)



255.5%
506.4%
103
6.9%
365
19.4%
132
3.2%
801
15.6%
3Q14
3Q15
9M14
9M15



LOCAL PRODUCTION

brf

ABU-DHABI FACTORY

- All six lines in operation
- One year ahead of the business plan
- Already commissioned for a global key account
- 400+ employees, from over 20 nationalities
- Zero accidents since inception
- Template for international growth

Abu Dhabi's Plant Performance (Base case vs. Actual)


+10%
jan/15
sep/15

FPP SALES GROWTH


+18%
YTD 14
YTD 15



ENHANCED PROCESSED FOOD PORTFOLIO

brf

Market Share (Volume %)



37.3
39.7
42.4
2013
2014
2015*

PRODUCT PORTFOLIO



*2015 consideringlatest readins (Sept)
** Frozen Meat Considering: WP + Cuts (Breast, Drums, Thighs) + FPP top 4 (Burg

Source: AC Nielsen – Sept/2015

MEDIA COVERAGE


We have everything
but mom's touch
ساديا
Sadia


ساديا
Sadia
صدور دجاج طرية

IN-STORE ACTIVATIONS


ساديا
Sadia


ساديا
Sadia

ASIA



RESULTS 3Q15

ASIA

VOLUME


18.6%
8.9%
130
106
372
339
3Q14
3Q15
9M14
9M15
Processed
Other sales

AVERAGE PRICE R$


13.6%
17.2%
6.21
7.06
5.95
6.97
3Q14
3Q15
9M14
9M15

NOR (R$ MILLIONS)


7.5%
6.8%
827
764
2,254
2,408
3Q14
3Q15
9M14
9M15

EBIT (R$ MILLIONS)


13.7%
59.7%
169
20.4%
146
19.1%
334
14.8%
533
22.1%
3Q14
3Q15
9M14
9M15



EXAMPLES OF BRANDED PRESENCE IN ASIA

brf

HONG KONG PRODUCT PORTFOLIO



Chef's Premium Ham
Cocktail Sausage
Cheese Cocktail Sausage
Gammon Ham
Specialty Pork Sausage
Cheddar Pork Sausage



Some facts:

Presence in ~50% of Hong Kong modern retail points of sale

Tailored packaging and product portfolio

Present in mid and high value added categories

CHINA PRODUCT PORTFOLIO

CHICKEN



Sadia



Sadia

SNACKS



Sadia



Sadia

SAUSAGE



Sadia

EUROPE/ EURASIA



RESULTS 3Q15

E U R O P E / E U R A S I A

brf

VOLUME



23.9%
16.4%
33
48
57
44
112
143
130
131
3Q14
3Q15
9M14
9M15
Processed
In Natura

AVERAGE PRICE R$



24.0%
12.3%
9.04
11.21
8.85
9.94
3Q14
3Q15
9M14
9M15

NOR (R$ MILLIONS)



53.6%
15.1%
731
1,124
2,252
2,592
3Q14
3Q15
9M14
9M15

EBIT (R$ MILLIONS)



39.3%
0.1%
138
192
370
370
18.8%
17.1%
16.4%
14.3%
3Q14
3Q15
9M14
9M15



RETAIL & FOOD SERVICE PRESENCE

FOOD SERVICE



Sadia
GRAND BLEU
PREMIUM
UNIQUE SELLING SOLUTION

RETAIL ITALY



Sadia
Speedy Pollo
THE ORIGINAL
Sadia
Alette di Pollo
Subito pronte anche al Forno
Cordon Bleu
€1,00
di sconto
Sadia

RETAIL CEE



Sadia
100% chicken fillet!
Chicken Cordon Bleu
Sadia
NEW!
Chicken Konus
with cheese

RETAIL RUSSIA



Sadia
Лазанья
Болоньезе


Q&A
THANK YOU!